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                                                                    EXHIBIT 5.1


                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE  (617)570-1000
                                                       TELECOPIER (617)523-1231




                               November 15, 1996


Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA  95129

      Re:   Legality of Securities to be Registered
            under Registration Statement on Form S-3
            ----------------------------------------


Ladies and Gentlemen:

      This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 953,122 additional shares of common stock, par value $.01 per share ("Common Stock"), of Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), consisting of (i) 298,577 shares of Common Stock (the "Redemption Shares") that may be issued by the Company if, and to the extent that, holders of units of limited partnership interest ("Units") in Bay Countrybrook L.P., a Delaware limited partnership (the "Operating Partnership"), tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Redemption Shares; and (ii) 654,545 shares of Common Stock (the "Original Shares" and, together with the Redemption Shares, the "Registered Shares") to be sold for the respective accounts of certain stockholders of the Company (the "Selling Stockholders").

      In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; the Agreement of Limited Partnership of the Operating Partnership, as amended to the date hereof (the "Partnership Agreement"); such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials



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                          GOODWIN, PROCTER & HOAR LLP



Bay Apartment Communities, Inc.

November 15, 1996

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and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Maryland.

      Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, pursuant to which the Company was incorporated:

      (1) When the Registration Statement relating to the Registered Shares has become effective under the Securities Act and Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Partnership Agreement described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable.

      (2) The Original Shares being registered for the respective accounts of the Selling Stockholders have been validly issued and are fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP